EXHIBIT 99.2

The Necessity Retail REIT, Inc.
Supplemental Information

Quarter ended March 31, 2023 (unaudited)

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)

Forward-looking Statements:
This supplemental package of The Necessity Retail REIT, Inc. (the “Company”) includes “forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause the actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environments, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the Financial Accounting Standards Board ("FASB") and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO (as defined below) was not significantly impacted by these types of deferrals. In addition, since these deferral amounts were substantially collected, the Company has excluded from the increase in straight-line rent for AFFO (as defined below) purposes the amounts recognized under generally accepted accounting principles ("GAAP") relating to these types of rent deferrals. Conversely, for abatements where contractual rent was reduced, the reduction in revenue is reflected over the remaining lease term for accounting purposes but represents a permanent reduction in revenue and the Company has, accordingly, reduced its AFFO.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated, partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the Company's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been, and may in the future be, reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the 2021 multi-year outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining net (loss) income, such as (i) acquisition, transaction and other costs, (ii) legal fees and expenses associated with COVID-19-related lease disputes involving certain tenants and (iii) certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. These expenses negatively impact our operating performance during the period in which they are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net (loss) income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used, among other things, to assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends. FFO and AFFO may include income from lease termination fees, which is recorded in revenue from tenants in our consolidated statements of operations.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. All paid and accrued merger, acquisition and transaction related fees and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA for the fourth quarter of 2022 (the only prior period with these types of costs) has been conformed to this presentation. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss), as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash paid for interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that cash paid for interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash paid for interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Key Metrics
As of and for the three months ended March 31, 2023

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$113,594
Net loss attributable to common stockholders	$(18,757)
Basic and diluted net loss per share attributable to common stockholders	$(0.14)
Cash NOI [1]	$83,084
Adjusted EBITDA [1]	$70,414
AFFO attributable to common stockholders [1]	$30,501
Dividends declared on common stock [2]	$28,523

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$5,247,057
Net debt [4] [5]	$2,700,006
Total consolidated debt [5]	$2,743,101
Total assets	$4,457,393
Liquidity [6]	$89,695

Common shares outstanding as of March 31, 2023	134,224

Net debt to gross asset value	51.5%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	9.6	x

Weighted-average interest rate cost [7]	4.4%
Weighted-average debt maturity (years) [8]	3.8
Interest Coverage Ratio [9]	2.3	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.3	$2.7	$5.0
Number of properties	930	109	1,039
Square footage (in millions)	11.2	16.4	27.6
Annualized straight-line rent (in millions) [10]	$175.4	$199.5	$374.9
Annualized straight-line rent per leased square foot	$16.0	$13.7	$14.7
Occupancy [11]	97.7%	89.2%	92.6%
Weighted-average remaining lease term (years) [12]	9.7	4.9	7.1
% investment grade [13]	58.4%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	36.4%	N/A
% of leases with rent escalators [15]	86.1%	46.6%	65.1%
Average annual rent escalator [15]	1.4%	0.7%	1.1%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of March 31, 2023.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes cash and cash equivalents of $43.1 million as of March 31, 2023, and $46.6 million available for future borrowings under the Company's credit facility as of March 31, 2023.
[7] Weighted based on the outstanding principal balance of the debt as of March 31, 2023.
[8] Weighted based on the outstanding principal balance of the debt as of March 31, 2023 and does not reflect any changes to maturity dates subsequent to
March 31, 2023.
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of March 31, 2023.
[11] Only includes leases which have commenced and were taken possession by the tenant as of March 31, 2023.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
[12] The weighted-average remaining lease term (years) is based on annualized straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings. Implied investment grade ratings may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of March 31, 2023. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 43.4% actual investment grade rated and 15.0% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 29.7% actual investment grade rated and 6.7% implied investment grade rated.
[15] Based on annualized straight-line rent as of March 31, 2023. Contractual rent increases, which increase the cash that is due under these leases over time, include fixed percent or actual increases, or CPI-indexed increases.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$980,269	$996,293
Buildings, fixtures and improvements	3,420,185	3,467,463
Acquired intangible lease assets	607,353	644,553
Total real estate investments, at cost	5,007,807	5,108,309
Less: accumulated depreciation and amortization	(789,664)	(784,946)
Total real estate investments, net	4,218,143	4,323,363
Cash and cash equivalents	43,095	70,795
Restricted cash	19,422	17,956
Deferred costs, net	23,864	22,893
Straight-line rent receivable	67,332	66,657
Operating lease right-of-use assets	17,713	17,839
Prepaid expenses and other assets	67,824	66,551
Total assets	$4,457,393	$4,586,054

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Mortgage notes payable, net	$1,765,239	$1,808,433
Credit facility	448,000	458,000
Senior notes, net	492,653	492,319
Below market lease liabilities, net	128,032	133,876
Accounts payable and accrued expenses (including $1,566 and $1,838 due to related parties as of March 31, 2023 and December 31, 2022, respectively)	41,540	64,169
Operating lease liabilities	19,110	19,132
Deferred rent and other liabilities	13,564	16,815
Dividends payable	5,837	5,837
Total liabilities	2,913,975	2,998,581

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 shares authorized, 7,933,711 shares issued and outstanding as of March 31, 2023 and December 31, 2022	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 shares authorized, 4,595,175 shares issued and outstanding as of March 31, 2023 and December 31, 2022	46	46
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 134,224,313 shares issued and outstanding as of March 31, 2023 and December 31, 2022	1,342	1,342
Additional paid-in capital	2,999,417	2,999,163
Distributions in excess of accumulated earnings	(1,483,255)	(1,435,794)
Total stockholders' equity	1,517,629	1,564,836
Non-controlling interests	25,789	22,637
Total equity	1,543,418	1,587,473
Total liabilities, mezzanine equity and total equity	$4,457,393	$4,586,054

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$113,594	$118,390	$116,176	$116,929

Operating expenses:
Asset management fees to related party	7,956	7,965	7,939	8,296
Property operating expense	26,913	26,848	28,051	27,520
Impairment of real estate investments	—	2,323	30,046	58,954
Acquisition, transaction and other costs	565	526	210	206
Equity-based compensation [1]	3,567	3,555	3,857	3,523
General and administrative	10,492	8,643	8,499	8,390
Depreciation and amortization	54,182	54,099	57,494	46,573
Total operating expenses	103,675	103,959	136,096	153,462
Operating income (loss) before gain on sale of real estate investments	9,919	14,431	(19,920)	(36,533)
Gain (loss) on sale of real estate investments	11,792	(7,247)	1,608	13,438
Operating income (loss)	21,711	7,184	(18,312)	(23,095)
Other (expense) income:
Interest expense	(34,675)	(34,454)	(32,402)	(28,329)
Other income	27	1	25	944
Total other expense, net	(34,648)	(34,453)	(32,377)	(27,385)
Net loss	(12,937)	(27,269)	(50,689)	(50,480)
Net loss attributable to non-controlling interests	17	43	60	58
Allocation for preferred stock	(5,837)	(5,837)	(5,837)	(5,837)
Net loss attributable to common stockholders	$(18,757)	$(33,063)	$(56,466)	$(56,259)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.14)	$(0.25)	$(0.43)	$(0.43)
Weighted-average shares outstanding — Basic	133,715,627	133,716,340	133,115,729	132,629,704
Weighted-average shares outstanding — Diluted	133,715,627	133,716,340	133,115,729	132,629,704
——
[1] For the three months ended March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, includes equity-based compensation expense related to the Company's restricted common shares of $0.4 million, $0.3 million, $0.7 million and $0.4 million, respectively.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net loss	$(12,937)	$(27,269)	$(50,689)	$(50,480)
Depreciation and amortization	54,182	54,099	57,494	46,573
Interest expense	34,675	34,454	32,402	28,329
EBITDA [1]	75,920	61,284	39,207	24,422
Impairment of real estate investments	—	2,323	30,046	58,954
Acquisition, transaction and other costs	565	526	210	206
Equity-based compensation [2]	3,567	3,555	3,857	3,523
(Gain) loss on sale of real estate investments	(11,792)	7,247	(1,608)	(13,438)
Other income	(27)	(1)	(25)	(944)
Expenses attributable to 2023 proxy contest and related litigation [3]	2,181	788	—	—
Adjusted EBITDA [1]	70,414	75,722	71,687	72,723
Asset management fees to related party	7,956	7,965	7,939	8,296
General and administrative	10,492	8,643	8,499	8,390
Expenses attributable to 2023 proxy contest and related litigation [3]	(2,181)	(788)	—	—
NOI [1]	86,681	91,542	88,125	89,409
Amortization of market lease and other intangibles, net	(2,476)	(1,042)	(574)	(1,582)
Straight-line rent	(1,121)	(2,794)	(2,586)	(1,509)
Cash NOI [1]	$83,084	$87,706	$84,965	$86,318

Cash Paid for Interest:
Interest expense	$34,675	$34,454	$32,402	$28,329
Amortization of deferred financing costs, net	(3,760)	(3,498)	(3,474)	(3,236)
Amortization of mortgage premiums and discounts on borrowings, net	(471)	(477)	(454)	(174)
Total cash paid for interest	$30,444	$30,479	$28,474	$24,919
——
[1] For the three months ended June 30, 2022, includes income from a lease termination fee of $4.5 million, which is recorded in Revenue from tenants in the consolidated statement of operations.
[2] For the three months ended March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, includes equity-based compensation expense related to the Company's restricted common shares of $0.4 million, $0.3 million, $0.7 million and $0.4 million, respectively.
[3] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. Adjusted EBITDA for the fourth quarter of 2022 (the only prior period with these types of costs) has been conformed to this presentation.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(18,757)	$(33,063)	$(56,466)	$(56,259)
Impairment of real estate investments	—	2,323	30,046	58,954
Depreciation and amortization	54,182	54,099	57,494	46,573
Gain on sale of real estate investments	(11,792)	7,247	(1,608)	(13,438)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(55)	(82)	(115)	(113)
FFO attributable to common stockholders [1]	23,578	30,524	29,351	35,717
Acquisition, transaction and other costs [2]	565	526	210	206
Legal fees and expenses — COVID-19 lease disputes [3]	(12)	55	7	58
Amortization of market lease and other intangibles, net	(2,476)	(1,042)	(574)	(1,582)
Straight-line rent	(1,121)	(2,794)	(2,586)	(1,509)
Straight-line rent (rent deferral agreements) [4]	(4)	(14)	(27)	(446)
Amortization of mortgage (premiums) and discounts on borrowings, net	471	477	454	174
Equity-based compensation [5]	3,567	3,555	3,857	3,523
Amortization of deferred financing costs, net	3,760	3,498	3,474	3,236
Gain on settlement of Prairie Towne liens [6]	—	—	—	(887)
Expenses attributable to 2023 proxy contest and related litigation [7]	2,181	788	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(8)	(13)	(6)	(5)
AFFO attributable to common stockholders [1]	$30,501	$35,560	$34,160	$38,485

Weighted-average common shares outstanding	133,716	133,716	133,116	132,630
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.14)	$(0.25)	$(0.43)	$(0.43)
FFO per common share	$0.18	$0.23	$0.22	$0.27
AFFO per common share	$0.23	$0.27	$0.26	$0.29
Dividends declared on common stock	$28,523	$28,173	$28,331	$28,599
——
[1] FFO and AFFO for the three months ended March 31, 2023 and June 30, 2022 include income from a lease termination fee of $0.1 million and $5.7 million, respectively, which is recorded in Revenue from tenants in the consolidated statement of operations.
[2] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
[3] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[4] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO. As of March 31, 2023, the Company has substantially collected all previously deferred rents.
[5] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[6] Included in other income for the three months ended June 30, 2022 was a gain of $0.9 million on prior liens incurred on the Company's Prairie Towne property as a result of a settlement with the lien holder during the three months ended June 30, 2022. The Company does not consider this gain to be part of its normal operating performance and has, accordingly, reduced its AFFO for this amount.
[7] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Debt Overview
As of March 31, 2023
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2023 (remainder)	20	0.2	3.9%	$288,181
2024	5	1	4.3%	65,672
2025	364	2.4	3.8%	707,237
2026	102	3.1	3.8%	116,917
2027	22	4.4	4.7%	21,553
Thereafter	306	6.1	3.8%	595,541
Total Non-Recourse Debt	819	3.3	3.8%	1,795,101	65%

Recourse Debt [1]
Credit Facility [2]		4	6.9%	448,000
Senior Notes		5.5	4.5%	500,000
Total Recourse Debt		4.8	5.6%	948,000	35%

Total Debt		3.8	4.4%	$2,743,101	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2026. The Company has the right to extend the maturity date to April 2027.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of March 31, 2023, the Company’s total combined debt was 83.7% fixed rate and 16.3% variable rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums and discounts.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Future Minimum Base Lease Rents Due to the Company
As of March 31, 2023
Amounts in thousands

Future Minimum Base Rent Payments [1]
2023 (remainder)	$266,340
2024	339,560
2025	310,608
2026	280,647
2027	241,677
2028	192,489
Thereafter	1,104,857
Total	$2,736,178
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude tenant reimbursements and contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Top Ten Tenants (by annualized straight-line rent)
As of March 31, 2023
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Fresenius	Retail	Healthcare	$14,582	4%	6.1	Yes
Mountain Express	Retail	Gas/Convenience	13,237	4%	15.7	No
Home Depot	Retail	Home Improvement	12,987	3%	6.3	Yes
AmeriCold	Distribution	Refrigerated Warehousing	12,720	3%	4.7	Yes
Truist Bank	Retail	Retail Banking	12,190	3%	6.5	Yes
Tenants 6 - 10	Various	Various	44,390	12%	5.3	3 of 5 - Yes
Subtotal			110,106	29%	6.7

Remaining portfolio			264,870	71%

Total Portfolio			$374,976	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2023.
[2] Based on straight-line rent as of March 31, 2023.
[3] The top ten tenants are 62.9% actual investment grade rated and 8.6% implied investment grade rated (see page 7 for definition of Investment Grade).

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Diversification by Property Type
As of March 31, 2023
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$341,113	91%	23,045	84%
Distribution	29,767	8%	4,250	15%
Office	4,096	1%	306	1%
Total	$374,976	100%	27,601	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$117,704	34%	3,857	18%
Traditional retail [4]	23,866	7%	2,565	12%
Multi-Tenant:
Experiential/e-commerce defensive [5]	83,636	25%	5,167	25%
Other traditional retail	115,907	34%	9,429	45%
Total	$341,113	100%	21,018	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2023.
[2] Represents total rentable square feet of retail properties occupied as of March 31, 2023.
[3] Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.
[4] Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement sectors.
[5] Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Diversification by Geography
As of March 31, 2023
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$20,771	5.5%	1,927	7.0%
Alaska	409	0.1%	9	—%
Arizona	352	0.1%	22	0.1%
Arkansas	5,272	1.4%	396	1.4%
California	14,129	3.8%	518	1.9%
Colorado	786	0.2%	52	0.2%
Connecticut	1,801	0.5%	98	0.4%
Delaware	176	—%	5	—%
District of Columbia	236	0.1%	4	—%
Florida	23,922	6.4%	1,524	5.5%
Georgia	37,946	10.0%	2,595	9.5%
Idaho	339	0.1%	14	0.1%
Illinois	18,334	4.9%	1,597	5.8%
Indiana	10,533	2.8%	898	3.3%
Iowa	2,698	0.7%	166	0.6%
Kansas	5,661	1.5%	397	1.4%
Kentucky	15,538	4.1%	1,106	4.0%
Louisiana	10,682	2.8%	756	2.7%
Maine	349	0.1%	27	0.1%
Maryland	4,846	1.3%	305	1.1%
Massachusetts	7,758	2.1%	757	2.7%
Michigan	10,714	2.9%	637	2.3%
Minnesota	3,441	0.9%	379	1.4%
Mississippi	6,368	1.7%	351	1.3%
Missouri	7,180	1.9%	566	2.1%
Montana	1,184	0.3%	42	0.2%
Nebraska	495	0.1%	12	—%
Nevada	7,088	1.9%	408	1.5%
New Hampshire	127	—%	6	—%
New Jersey	1,512	0.4%	81	0.3%
New Mexico	5,025	1.3%	369	1.3%
New York	4,038	1.1%	313	1.1%
North Carolina	27,883	7.4%	2,354	8.5%
North Dakota	1,222	0.3%	170	0.6%
Ohio	26,369	7.0%	1,821	6.6%
Oklahoma	13,245	3.5%	1,070	3.9%
Pennsylvania	13,317	3.6%	884	3.2%
Rhode Island	2,215	0.6%	114	0.4%
South Carolina	18,353	4.9%	1,827	6.6%
South Dakota	358	0.1%	47	0.2%
Tennessee	3,878	1.0%	226	0.8%
Texas	20,496	5.5%	1,372	5.0%
Utah	1,087	0.3%	41	0.1%
Vermont	102	—%	22	0.1%
Virginia	3,697	1.0%	327	1.2%
West Virginia	3,059	0.8%	259	0.9%
Wisconsin	8,667	2.3%	664	2.4%
Wyoming	1,318	0.4%	66	0.2%
Total	$374,976	100%	27,601	100%
_____
[1] Calculated using the most recent available lease terms as of March 31, 2023.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended March 31, 2023 (Unaudited)
Lease Expirations
As of March 31, 2023
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	119	$10,557	2.8%	738	2.9%
2024	222	29,961	8.0%	2,149	8.4%
2025	229	35,153	9.4%	2,592	10.1%
2026	209	35,695	9.5%	2,729	10.7%
2027	240	50,978	13.6%	4,895	19.1%
2028	220	38,868	10.4%	2,877	11.3%
2029	170	28,081	7.5%	1,845	7.2%
2030	77	17,100	4.6%	1,098	4.3%
2031	82	19,223	5.1%	1,229	4.8%
2032	69	12,345	3.3%	934	3.7%
2033	76	13,372	3.6%	742	2.9%
2034	21	8,147	2.2%	380	1.5%
2035	6	2,320	0.6%	191	0.7%
2036	34	3,843	1.0%	222	0.9%
2037	81	13,169	3.5%	330	1.3%
2038	90	16,810	4.5%	443	1.7%
Thereafter (>2038)	186	39,354	10.4%	2,172	8.5%
Total	2,131	$374,976	100%	25,566	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2023.